FRP HOLDINGS, INC./NEWS

Contact:    John D. Milton, Jr.
            Chief Financial Officer                               904/858-9100

------------------------------------------------------------------------------

            FRP HOLDINGS, INC. (NASDAQ: FRPH) ANNOUNCES RESULTS
          FOR THE FOURTH QUARTER AND YEAR ENDED DECEMBER 31, 2018

FRP Holdings, Inc. (NASDAQ-FRPH) Jacksonville, Florida; March 7, 2019 -

Fourth Quarter Consolidated Results of Operations

Net income for the fourth quarter of 2018 was $706,000 or $.07 per share versus $13,203,000 or $1.31 per share in the same period last year. Income from discontinued operations for the fourth quarter of 2018 was $20,000 or $.00 per share versus $6,034,000 or $.60 per share in the same period last year. The fourth quarter of 2017 included a reduction of $12,043,000, or $1.20 per share, in the provision for income taxes resulting from revaluing the Company's net deferred tax liabilities per the Tax Cuts and Jobs Act of 2017. This positively impacted net income by the same amount.

The fourth quarter of 2018 was impacted by the following items:

   * Interest income is reduced by a $905,000 realized loss on the sale of bonds during the quarter.
   * Corporate expense includes $372,000 for the annual director stock grant and $100,000 for stock options granted to employees.
   * Operating expenses includes $218,000 professional fees related to organization of the Bryant St. joint venture.
   * Operating expenses include $276,000 in due diligence costs on the CSX Fort Smallwood potential purchase.
   *   Interest income includes the $81,000 preferred return on The Maren.
   *   Loss on joint ventures includes $64,000 for our share of the loss.

The fourth quarter of 2017 included consulting fees of $200,000 charged to discontinued operations.

Fourth Quarter Segment Operating Results

Asset Management Segment:
------------------------

Most of the Asset Management Segment was reclassified to discontinued operations leaving only three office buildings. Total revenues in this segment were $592,000, up $18,000 or 3.1%, over the same period last year. Operating profit was $261,000, up $33,000 compared to the same quarter last year due to lower allocation of corporate expenses.

Mining Royalty Lands Segment:
----------------------------

Total revenues in this segment were $2,187,000 versus $1,860,000 in the same period last year. Total operating profit in this segment was $1,950,000, an increase of $254,000 versus $1,696,000 in the same period last year.

Development Segment:
-------------------

The Development segment is responsible for (i) seeking out and identifying opportunistic purchases of income producing warehouse/office buildings, and
(ii) developing our non-income producing properties into income production.

With respect to ongoing projects:

   * We are fully engaged in the formal process of seeking PUD entitlements for our 118-acre tract in Hampstead, Maryland, now known as "Hampstead Overlook."
   * We finished shell construction this past quarter on the two office buildings in the first phase of our joint venture with St. John Properties. Shell construction of the two retail buildings was completed subsequent to the end of the year in January. We are now in the process of leasing these four single-story buildings totaling 100,000 square feet of office and retail space.
   * We are the principal capital source of a residential development venture in Essexshire now known as "Hyde Park." We have committed up to $9.2 million in exchange for an interest rate of 10% and a preferred return of 20% after which a "waterfall" determines the split of proceeds from sale. This project will hold 125 town homes and 4 single family lots and is currently in the entitlement process.
   * During the second quarter of 2018, we began construction on a 94,350-square foot spec building at Hollander Business Park. This Class "A" facility will be our first building with a 32-foot clear and should come on line in the second quarter of 2019.
   * In April, we began construction on Phase II of our RiverFront on the Anacostia project, now known as "The Maren." We expect to deliver the building in the first half of 2020.
   * In December 2018, the Company entered into a joint venture agreement with MidAtlantic Realty Partners (MRP) for the development of the first phase of a multifamily, mixed-use development in northeast Washington, DC known as "Bryant Street." FRP contributed $32 million for common equity and another $23 million for preferred equity to the joint venture.

Stabilized Joint Venture Segment:
--------------------------------

Average occupancy for the quarter was 94.63%, and at the end of the fourth quarter Dock 79 was 96.39% leased and 95.08% occupied. During the fourth quarter, 65.57% of expiring leases renewed with an average increase in rent of 3.36%. Dock 79 is a joint venture between the Company and MRP, in which FRP Holdings, Inc. is the majority partner with 66% ownership.

Calendar Year 2018 Consolidated Results of Operations

Net income for 2018 was $124,472,000 or $12.32 per share versus $41,750,000 or $4.16 per share in the same period last year. Income from discontinued operations for 2018 was $122,129,000 or $12.09 per share versus $11,003,000 or $1.10 per share in the same period last year. Interest income was reduced by realized losses on bond and bond fund sales of $1,195,000 in 2018. Calendar year 2017 included a gain on remeasurement of investment of $60.2 million in the Company's Dock 79 real estate partnership as a result of the asset's stabilization and the ensuing change in control of the partnership for accounting purposes. This change in control brought with it this substantial and non-taxable gain. The gain is based on the difference between the carrying value and the fair value of all assets and liabilities in the partnership and is included in income from continuing operations before income taxes. Calendar year 2017 also included a gain of $12,043,000, or $1.20 per share, due to a reduction in the provision for income taxes resulting from revaluing the Company's net deferred tax liabilities per the Tax Cuts and Jobs Act of 2017.

Total revenues were $22,022,000, up 41.1%, versus the same period last year, primarily because of the addition of rental revenues from Dock 79 when its results were consolidated starting in July 2017.

Calendar Year 2018 Segment Operating Results

Asset Management Segment:
------------------------

Total revenues in this segment were $2,309,000, up $25,000 or 1.1%, over the same period last year. Operating profit of $898,000 was up $17,000 compared to the same period last year.

Mining Royalty Lands Segment:
----------------------------

Total revenues in this segment were $8,139,000 versus $7,241,000 in the same period last year. Total operating profit in this segment was $7,290,000, an increase of $725,000 versus $6,565,000 in the same period last year.

Stabilized Joint Venture Segment:
--------------------------------

Average occupancy for 2018 was 94.77%, and at the end of 2018 Dock 79 was 96.39% leased and 95.08% occupied. Through calendar year 2018, 58.40% of expiring leases renewed with an average increase in rent of 3.29%. Dock 79 is a joint venture between the Company and MRP, in which FRP Holdings, Inc. is the majority partner with 66% ownership.

Summary and Outlook

2018 was among the more important years in the history of this company.
Our mining royalty segment had its biggest year ever in terms of both revenue and operating profit; we broke ground on The Maren, Phase II of RiverFront on the Anacostia; and we entered an incredibly important joint venture with MRP in our Bryant Street Project. But without a doubt, the most important event was the sale of our industrial real estate portfolio. This asset sale provides us with substantial liquidity heading into a period of economic uncertainty when liquidity may be at a premium. At the very least, it gives us the very enviable problem of what to do with a substantial amount of money. We have said before that because we believe that we sold at the top, we are not anxious to turn around and reinvest at the top. Though we believe there are still some investment opportunities out there right now that make financial sense--Bryant Street is an excellent example--we would like to hold on to most of the cash until asset prices cool off and the economic future becomes a little clearer.

We end the year a very different company than we started, and yet a number of things remain the same--we still have some of the best assets in the businesses we are involved in and our management team remains committed to maximizing the value of your investment. Central to both those issues is how we decide to redeploy the proceeds of the warehouse sale, so please, at the risk of repeating ourselves, rest assured that we will not squander this opportunity.

Conference Call

The Company will also host a conference call on Thursday, March 7, 2019 at 1:00 p.m. (EST). Analysts, stockholders and other interested parties may access the teleconference live by calling 1-800-311-9406 (passcode 939063) within the United States. International callers may dial 1-334-323-7224 (passcode 939063). Computer audio live streaming is available via the Internet through the Company's website at www.frpholdings.com. You may also click on this link for the live streaming http://stream.conferenceamerica.com/frp030719. For the archived audio via the internet, click on the following link http://archive.conferenceamerica.com/archivestream/frp030719.mp3. If using the Company's website, click on the Investor Relations tab, then select the earnings conference stream. An audio replay will be available for sixty days following the conference call. To listen to the audio replay, dial toll free 1-877-919-4059, international callers dial 1-334-323-0140. The passcode of the audio replay is 15511787. Replay options: "1" begins playback, "4" rewind 30 seconds, "5" pause, "6" fast forward 30 seconds, "0" instructions, and "9" exits recording. There may be a 30-40 minute delay until the archive is available following the conclusion of the conference call.

Investors are cautioned that any statements in this press release which relate to the future are, by their nature, subject to risks and uncertainties that could cause actual results and events to differ materially from those indicated in such forward-looking statements. These include, but are not limited to: the possibility that we may be unable to find appropriate reinvestment opportunities for the proceeds from the Sale Transaction; levels of construction activity in the markets served by our mining properties; demand for flexible warehouse/office facilities in the Baltimore-Washington-Northern Virginia area demand for apartments in Washington D.C.; our ability to obtain zoning and entitlements necessary for property development; the impact of lending and capital market conditions on our liquidity; our ability to finance projects or repay our debt; general real estate investment and development risks; vacancies in our properties; risks associated with developing and managing properties in partnership with others; competition; our ability to renew leases or re-lease spaces as leases expire; illiquidity of real estate investments; bankruptcy or defaults of tenants; the impact of restrictions imposed by our credit facility; the level and volatility of interest rates; environmental liabilities; inflation risks; cybersecurity risks; as well as other risks listed from time to time in our SEC filings; including but not limited to; our annual and quarterly reports. We have no obligation to revise or update any forward-looking statements, other than as imposed by law, as a result of future events or new information. Readers are cautioned not to place undue reliance on such forward-looking statements.

FRP Holdings, Inc. is a holding company engaged in the real estate business, namely (i) leasing and management of commercial properties owned by the Company, (ii) leasing and management of mining royalty land owned by the Company, (ii) real property acquisition, entitlement, development and construction primarily for apartment, retail, warehouse, and office,
(iv) leasing and management of a residential apartment building.

                     FRP HOLDINGS, INC. AND SUBSIDIARIES
                      CONSOLIDATED STATEMENTS OF INCOME
                   (In thousands except per share amounts)
                                (Unaudited)

                                 THREE MONTHS ENDED      TWELVE MONTHS ENDED
                                    DECEMBER 31,             DECEMBER 31
                                  2018        2017         2018        2017
                                  ----        ----         ----        ----
Revenues:
  Rental revenue              $  3,282       3,206       13,219       7,815
  Mining Royalty and rents       2,165       1,842        8,050       7,153
  Revenue - reimbursements         205         165          753         634
                                ------      ------       ------      ------
Total Revenues                   5,652       5,213       22,022      15,602

Cost of operations:
  Depreciation, depletion
    and amortization             1,548       2,631        7,898       5,934
  Operating expenses             1,334         824        4,285       2,136
  Environmental
    remediation recovery             -           -         (465)          -
  Property taxes                   676         632        2,625       2,016
  Management company indirect      399         333        1,765       1,295
  Corporate expenses
    (Note 4 Related Party)       1,042         670        3,952       3,180
                                ------      ------       ------      ------
Total cost of operations         4,999       5,090       20,060      14,561

Total operating profit             653         123        1,962       1,041

Net investment income,
  including realized losses        797           -        2,672           -
Interest expense                  (685)     (1,958)      (3,103)     (2,741)
Equity in loss of joint ventures   (52)         (9)         (88)     (1,598)
Gain on remeasurement of
  investment in real estate
  partnership                        -           -            -      60,196
Gain on investment land sold        43           -           40           -
                                ------      ------       ------      ------

Income (loss) before income
  taxes                            756      (1,844)       1,483      56,898
Provision for (benefit from)
  income taxes                     255      (8,021)         524       7,350
                                ------      ------       ------      ------
Income from continuing
  operations                       501       6,177          959      49,548

Income from discontinued
  operations, net of tax            20       6,034      122,129      11,003
                                ------      ------       ------      ------

Net income                         521      12,211      123,088      60,551
Gain (loss) attributable
  to noncontrolling interest      (185)       (992)      (1,384)     18,801
                                ------      ------       ------      ------
Net income attributable
  to the Company              $    706      13,203      124,472      41,750
                                ======      ======       ======      ======

Earnings per common share:
  Income from continuing
  operations-
    Basic                     $   0.05        0.62         0.10        4.97
    Diluted                   $   0.05        0.61         0.09        4.94
  Discontinued operations-
    Basic                     $   0.00        0.60        12.16        1.10
    Diluted                   $   0.00        0.60        12.09        1.10
  Net income attributable
  to the Company-
    Basic                     $   0.07        1.32        12.40        4.19
    Diluted                   $   0.07        1.31        12.32        4.16

Number of shares (in
thousands) used in computing:
  -basic earnings per
   common share                 10,049      10,011       10,040       9,975
  -diluted earnings per
   common share                 10,094      10,070       10,105      10,040

                     FRP HOLDINGS, INC. AND SUBSIDIARIES
                         CONSOLIDATED BALANCE SHEETS
(Unaudited)           (In thousands, except share data)

                                               December 31    December 31
                                                  2018            2017
                                               -----------    -----------

Assets:
Real estate investments at cost:
Land                                           $    83,721         87,235
Buildings and improvements                         144,543        147,670
Projects under construction                          6,683          1,764
                                               -----------    -----------
  Total investments in properties                  234,947        236,669
Less accumulated depreciation and depletion         28,394         26,755
                                               -----------    -----------
  Net investments in properties                    206,553        209,914
                                               -----------    -----------

Real estate held for investment, at cost             7,167          7,176
Investments in joint ventures                       88,884         13,406
                                               -----------    -----------
Net real estate investments                        302,604        230,496
                                               -----------    -----------

Cash and cash equivalents                           22,547          4,524
Cash held in escrow                                    202            333
Accounts receivable, net                               564            615
Investments available for sale at fair value       165,212              -
Federal and state income taxes receivable            9,854          2,962
Unrealized rents                                        53            223
Deferred costs                                         773          2,708
Other assets                                           455            179
Assets of discontinued operations                    3,224        176,694
                                               -----------    -----------
Total assets                                   $   505,488        418,734
                                               ===========    ===========

Liabilities:
Secured notes payable, current portion         $         -            125
Secured notes payable, less current portion         88,789         90,029
Accounts payable and accrued liabilities             3,545          2,081
Environmental remediation liability                    100          2,037
Deferred revenue                                        27            107
Deferred income taxes                               27,981         25,982
Deferred compensation                                1,450          1,457
Tenant security deposits                                53             54
Liabilities of discontinued operations                 288         32,280
                                               -----------    -----------
Total liabilities                                  122,233        154,152
                                               -----------    -----------

Commitments and contingencies

Equity:
Common stock, $.10 par value
25,000,000 shares authorized,
9,969,174 and 10,014,667 shares issued
and outstanding, respectively                         997           1,001
Capital in excess of par value                      58,004         55,636
Retained earnings                                  306,307        186,855
Accumulated other comprehensive income
  (loss), net                                         (701)            38
                                               -----------    -----------
  Total shareholders' equity                       364,607        243,530
Noncontrolling interest MRP                         18,648         21,052
                                               -----------    -----------
  Total equity                                     383,255        264,582
                                               -----------    -----------
Total liabilities and shareholders' equity     $   505,488        418,734
                                               ===========    ===========

Asset Management Segment:
------------------------
                                               Three Months Ended December 31
                                           ---------------------------------------
(dollars in thousands)                       2018       %        2017       %       Change      %
                                           --------   -------   --------   -------   --------   -------
Rental revenue                             $    569     96.1%        553     96.3%         16      2.9%
Revenue-reimbursements                           23      3.9%         21      3.7%          2      9.5%
                                           --------   -------   --------   -------   --------   -------

Total revenue                                   592    100.0%        574    100.0%         18      3.1%

Depreciation, depletion and amortization        135     22.8%        127     22.1%          8      6.3%
Operating expenses                              117     19.8%        118     20.6%         (1)    -0.8%
Property taxes                                   42      7.1%         39      6.8%          3      7.7%
Management company indirect                      30      5.0%         26      4.5%          4     15.4%
Corporate expense                                 7      1.2%         36      6.3%        (29)   -80.6%
                                           --------   -------   --------   -------   --------   -------

Cost of operations                              331     55.9%        346     60.3%        (15)    -4.3%
                                           --------   -------   --------   -------   --------   -------

Operating profit                           $    261     44.1%        228     39.7%         33     14.5%

Mining Royalty Lands Segment:
----------------------------
                                               Three Months Ended December 31
                                           ---------------------------------------
(dollars in thousands)                       2018        %        2017        %
                                           --------   -------   --------   -------
Mining Royalty and rents                   $  2,165     99.0%      1,842     99.0%
Revenue-reimbursements                           22      1.0%         18      1.0%
                                           --------   -------   --------   -------

Total revenue                                 2,187    100.0%      1,860    100.0%

Depreciation, depletion and amortization         53      2.4%         19      1.0%
Operating expenses                               40      1.8%         38      2.0%
Property taxes                                   87      4.0%         64      3.5%
Corporate expense                                57      2.6%         43      2.3%
                                           --------   -------   --------   -------

Cost of operations                              237     10.8%        164      8.8%
                                           --------   -------   --------   -------
Operating profit                           $  1,950     89.2%      1,696     91.2%
                                           ========   =======   ========   =======

Development Segment:
-------------------
                                               Three Months Ended December 31
                                           ----------------------------------------
(dollars in thousands)                         2018          2017         Change
                                           -----------   -----------   ------------
Rental revenue                             $       144           184            (40)
Revenue-reimbursements                             118           115              3
                                           -----------   -----------   ------------
Total revenue                                      262           299            (37)

Depreciation, depletion and amortization            57            74            (17)
Operating expenses                                 580            41            539
Property taxes                                     269           277             (8)
Management company indirect                        314           267             47
Corporate expense                                  874           296            578
                                           -----------   -----------   ------------

Cost of operations                               2,094           955          1,139
                                           -----------   -----------   ------------

Operating loss                             $    (1,832)         (656)        (1,176)
                                           ===========   ===========   ============


Stabilized Joint Venture Segment:
--------------------------------
                                               Three Months Ended December 31
                                           ---------------------------------------
(dollars in thousands)                       2018        %        2017        %
                                           --------   -------   --------   -------
Rental Revenue                             $  2,569     98.4%      2,470     99.6%
Revenue-reimbursements                           42      1.6%         10       .4%
                                           --------   -------   --------   -------

Total revenue                                 2,611    100.0%      2,480    100.0%

Depreciation and amortization                 1,303     49.9%      2,411     97.2%
Operating expenses                              597     22.9%        627     25.3%
Property taxes                                  278     10.6%        252     10.2%
Management company indirect                      55      2.1%         40      1.6%
Corporate expense                               104      4.0%         38      1.5%
                                           --------   -------   --------   -------

Cost of operations                            2,337     89.5%      3,368    135.8%
                                           --------   -------   --------   -------

Operating profit                           $    274     10.5%   $   (888)   -35.8%
                                           ========   =======   ========   =======

Asset Management Segment:
------------------------
                                               Twelve Months Ended December 31
                                           ---------------------------------------
(dollars in thousands)                       2018       %        2017       %       Change      %
                                           --------   -------   --------   -------   --------   -------
Rental revenue                             $  2,212     95.8%      2,203     96.5%          9      0.4%
Revenue-reimbursements                           97      4.2%         81      3.5%         16     19.8%
                                           --------   -------   --------   -------   --------   -------

Total revenue                                 2,309    100.0%      2,284    100.0%         25      1.1%

Depreciation, depletion and amortization        540     23.4%        512     22.4%         28      5.5%
Operating expenses                              452     19.6%        489     21.4%        (37)    -7.6%
Property taxes                                  164      7.1%        148      6.5%         16     10.8%
Management company indirect                     102      4.4%        100      4.4%          2      2.0%
Corporate expense                               153      6.6%        154      6.7%         (1)    -0.6%
                                           --------   -------   --------   -------   --------   -------

Cost of operations                            1,411     61.1%      1,403     61.4%          8      0.6%
                                           --------   -------   --------   -------   --------   -------

Operating profit                           $    898     38.9%        881     38.6%         17      1.9%
                                           ========   =======   ========   =======   ========   =======

Mining Royalty Lands Segment:
----------------------------
                                               Twelve Months Ended December 31
                                           ---------------------------------------
(dollars in thousands)                       2018        %        2017        %
                                           --------   -------   --------   -------
Mining Royalty and rents                   $  8,050     98.9%      7,153     98.8%
Revenue-reimbursements                           89      1.1%         88      1.2%
                                           --------   -------   --------   -------

Total revenue                                 8,139    100.0%      7,241    100.0%

Depreciation, depletion and amortization        198      2.4%        110      1.5%
Operating expenses                              168      2.1%        159      2.2%
Property taxes                                  269      3.3%        240      3.3%
Corporate expense                               214      2.6%        167      2.3%
                                           --------   -------   --------   -------

Cost of operations                              849     10.4%        676      9.3%
                                           --------   -------   --------   -------

Operating profit                           $  7,290     89.6%      6,565     90.7%
                                           ========   =======   ========   =======


Development Segment:
-------------------
                                                      Twelve Months Ended
                                           ----------------------------------------
(dollars in thousands)                         2018          2017         Change
                                           -----------   -----------   ------------
Rental revenue                             $       753           785            (32)
Revenue-reimbursements                             453           445              8
                                           -----------   -----------   ------------

Total revenue                                    1,206         1,230            (24)

Depreciation, depletion and amortization           228           337           (109)
Operating expenses                               1,198           200            998
Environmental remediation recovery                (465)            -           (465)
Property taxes                                   1,037         1,108            (71)
Management company indirect                      1,312         1,113            199
Corporate expense                                1,984         1,231            753
                                           -----------   -----------   ------------

Cost of operations                               5,294         3,989          1,305
                                           -----------   -----------   ------------

Operating loss                             $    (4,088)       (2,759)        (1,329)
                                           ===========   ===========   ============

Stabilized Joint Venture Segment:
--------------------------------
                                               Twelve Months Ended December 31
                                           ---------------------------------------
(dollars in thousands)                       2018        %        2017        %
                                           --------   -------   --------   -------
Rental revenue                             $ 10,254     98.9%      4,827     99.6%
Revenue-reimbursements                          114      1.1%         20       .4%
                                           --------   -------   --------   -------
Total revenue                                10,368    100.0%      4,847    100.0%

Depreciation and amortization                 6,932     66.9%      4,975    102.7%
Operating expenses                            2,467     23.8%      1,288     26.6%
Property taxes                                1,155     11.1%        520     10.7%
Management company indirect                     351      3.4%         82      1.7%
Corporate expense                               393      3.8%         65      1.3%
                                           --------   -------   --------   -------

Cost of operations                           11,298    109.0%      6,930    143.0%
                                           --------   -------   --------   -------

Operating profit                           $   (930)    -9.0%   $ (2,083)   -43.0%
                                           ========   =======   ========   =======


                     FRP HOLDINGS, INC. AND SUBSIDIARIES
                           DISCONTINUED OPERATIONS
                   (In thousands except per share amounts)
                                (Unaudited)

                                 THREE MONTHS ENDED      TWELVE MONTHS ENDED
                                    DECEMBER 31,             DECEMBER 31
                                  2018        2017         2018        2017
                                  ----        ----         ----        ----
Revenues:
  Rental revenue              $    189       5,936        9,791      22,570
Revenue - reimbursements            33       1,306        2,307       5,019
                                ------      ------       ------      ------

Total Revenues                     222       7,242       12,098      27,589

Cost of operations:
  Depreciation, depletion
    and amortization                30       1,871        3,161       7,598
  Operating expenses                48         915        1,742       3,485
  Property taxes                    20         800        1,286       3,008
  Management company indirect        -         192        1,360         734
  Corporate expenses                 4         200        1,462         200
                                ------      ------       ------      ------
Total cost of operations           102       3,978        9,011      15,025

Total operating profit             120       3,264        3,087      12,564

Interest expense                     -        (495)        (587)     (1,582)
Gain on sale of buildings          (92)          -      164,915           -
                                ------      ------       ------      ------

Income before income taxes          28       2,769      167,415      10,982
Provision for (benefit from)
  income taxes                       8      (3,265)      45,286         (21)
                                ------      ------       ------      ------

Income from discontinued
  operations                    $   20       6,034      122,129      11,003
                                ======      ======       ======      ======

Earnings per common share:
  Income (loss) from
  discontinued operations-
    Basic                       $ 0.00        0.60        12.16        1.10
    Diluted                     $ 0.00        0.60        12.09        1.10
                                ======      ======       ======      ======

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